            OMNIBUS AGREEMENT; PUT-CALL OPTION AGREEMENT AMENDMENT;
                   LOAN COMMITMENT AND AGREEMENT TO GUARANTY


         This AGREEMENT (the "AGREEMENT"), dated as of November 24, 2003, is made by and among THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (the "MASTER PARTNERSHIP"), NK-CR HOLDINGS LLC, a Delaware limited liability company ("NK-CR"), HOLDINGS SUBSIDIARY LLC, a Delaware limited liability company ("HOLDINGS"), and T-TWO PARTNERS, L.P., a Delaware limited partnership ("T-TWO PARTNERS").

         WHEREAS, NK-CR directly holds a 99.8% membership interest in Holdings and indirectly, through its 100% ownership of NK-CR Corp., holds a .2% membership interest in Holdings;

         WHEREAS, (i) NK-CR is the sole limited partner of, and holder of 99% of the economic interests in, T-Two Partners, and (ii) Holdings is the sole general partner of, and holder of 1% of the economic interests in, T-Two Partners;

         WHEREAS, T-Two Partners is the sole beneficial and record owner of the Grantor Trust T-1 Certificate and the Grantor Trust T-2 Certificate (the "TRUST CERTIFICATES") issued under the Second Amended and Restated Grantor Trust Agreement, dated as of April 1, 1999, among NK-CR T1 Seller LLC, T-Two Partners, Midland Loan Services, Inc., as servicer and LaSalle National Bank, as grantor trust trustee, as amended by that certain Amendment No. 1 thereto, dated of even date herewith (as amended, the "GRANTOR TRUST AGREEMENT"), which Trust Certificates represents indirect interests in second mortgages made by those partnerships listed on Schedule 1 hereto (the "CONTRACT RECEIVABLES");

         WHEREAS, pursuant to that certain Put-Call Option Agreement (the "PUT-CALL AGREEMENT"), dated as of January 1, 2002, among the Master Partnership, NK-CR, and Holdings, the Master Partnership was granted a call option and NK-CR and Holdings were granted a put option with respect to the ownership interests in T-Two Partners;

         WHEREAS, the Master Partnership, NK-CR and Holdings desire to amend the Put-Call Agreement in various respects;

         WHEREAS, the Master Partnership has requested that T-Two Partners provide the Master Partnership with the Line of Credit (as defined below); and

         WHEREAS, as consideration for amending the Put-Call Agreement and the issuance of the Line of Credit, the Master Partnership has agreed to guaranty the payment obligations of T-Two Partners under that certain Master Loan Agreement (the "FLEET LOAN AGREEMENT"), dated as of the date hereof, by and among the Master Partnership, T-Two Partner, the Lenders which are party thereto, and Fleet National Bank, as agent for the Lenders ("Fleet");

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

              AMENDMENT OF PUT-CALL AGREEMENT; GRANT OF CALL OPTION

         Section 1.01 Amendment of Put-Call Agreement. The Master Partnership, NK-CR and Holdings agree, effectively immediately, to amend the Put-Call Agreement by terminating the Put Option provided therein, and by amending the Call Option provided therein to conform to the remaining provisions of this
Article I such that the Put-Call Agreement shall be amended and restated in full as provided for herein.

         Section 1.02 Amended MLP Call Option. NK-CR, Holdings and T-Two Partners hereby, jointly and severally, irrevocably grant to the Master Partnership the right and option (the "MLP CALL OPTION"), exercisable by the Master Partnership in the manner provided in Section 1.03 below, to acquire either (i) from NK-CR and Holdings all of their respective partnership interests in T-Two Partners (whether now owned or hereafter acquired, collectively, the "OPTION INTERESTS") which comprise 100% of the beneficial ownership interest therein, including, without limitation, the right of the Master Partnership and/or its designee(s) to be substituted as sole general partner and sole limited partner of T-Two Partners or (ii) from T-Two Partners, its ownership interest in the Trust Certificates and all of its other assets.

         Section 1.03 Method of Exercise of MLP Call Option. The Master Partnership may exercise the MLP Call Option by giving prior written notice (the "MLP CALL NOTICE") of such exercise to NK-CR, Holdings and T-Two Partners on any date following the third anniversary hereof until the "MLP Call Option Termination Date" (as hereinafter defined). Such notice shall set forth whether the Master Partnership desires to acquire the Option Interests or the Trust Certificates (hereinafter, the "CALL ASSET"), and the date on which the Master Partnership intends to acquire the Call Asset, which date (the "MLP Call Option Closing Date") shall be no earlier than 150 days and no later than 270 days after the date of such notice. Any such exercise of the MLP Call Option shall be effective, and the closing of the acquisition of the Call Asset upon such exercise (the "MLP CALL OPTION CLOSING") shall occur on the MLP CALL OPTION CLOSING DATE specified in such notice, which date can be after the MLP Call Option Termination Date (as hereinafter defined) so long as the MLP Call Notice is timely given. The MLP Call Option shall expire, without any further action by the parties, on the sixth anniversary hereof (the "MLP Call Option Termination Date"), and any MLP Call Notice delivered after that date shall be null and void.

         Section 1.04 Right to Exclude Other Partnerships Assets. Notwithstanding anything herein to the contrary, if the Master Partnership elects to exercise the MLP Call Option, NK-CR, Holdings and T-Two Partners shall have the right, but not the obligation, to exclude from the Call Asset the Contract Receivables listed on Schedule 2 hereto (the "EXCLUDED ASSETS"). If NK-CR, Holdings and T-Two Partners elect to exclude from the Call Asset the Excluded Assets, NK-CR, Holdings and T-Two Partners shall give written notice to such effect to the Master Partnership no later than sixty (60) days prior to the MLP Call Option Closing Date, which notice shall also specify the related adjustment to the MLP Call Exercise Price pursuant to Section 1.06(b), and shall cause the Excluded Assets to be transferred to NK-CR, Holdings or such other entity such that at the MLP Call Option Closing Date, the Excluded Assets are not held by, or as part of, the Call Asset.

         Section 1.05 MLP Call Option Closing. The MLP Call Option Closing shall be held at the offices of the Master Partnership, at 10:00 a.m. local time, on the MLP Call Option Closing Date, or at such other place or at such other time as the parties agree in writing. At the MLP Call Option Closing, (i) NK-CR and Holdings or T-Two Partners, as the case may be, shall deliver to the Master Partnership (x) an assignment of the Call Asset in a form and substance mutually agreeable by the parties pursuant to which the Master Partnership shall acquire, as applicable, all of the then outstanding limited and general partnership interests in T-Two Partners or the Trust Certificates, and (y) all such other documents and instruments as may be reasonably required by one or more of the parties to effect the transaction contemplated thereby, and (ii) the Master Partnership shall pay to NK-CR, Holdings or T-Two Partners the MLP Call Option Exercise Price (as defined below) in immediately available funds; provided, however, that T-Two Partners may direct the Master Partnership to pay up to the entire amount of the MLP Call Option Exercise Price directly to Fleet (or to the lender under any refinancing of the Fleet loan).

         Section 1.06 MLP Call Option Exercise Price. (a) In consideration for the transfer of the Call Asset to the Master Partnership pursuant to the Master Partnership's exercise of the MLP Call Option, the Master Partnership shall pay to NK-CR, Holdings or T-Two Partners, as applicable, on the MLP Call Option Closing Date an amount (the "MLP CALL OPTION EXERCISE PRICE") equal to (subject to adjustment as provided in Sections 1.06(b) and (c) hereof):

                  (i) the Initial Amount; plus

                  (ii) the sum of all expenses incurred by T-Two Partners in connection with or pursuant to the terms of the Fleet Loan Agreement (or any refinancings thereof) and, from and after the date hereof, the Grantor Trust Agreement plus interest thereon at the Applicable Rate; less

                  (iii) the principal amortization from the date hereof to (but not including) the MLP Call Option Closing Date on a hypothetical loan made on the date hereof subject to the following terms: (1) original principal amount equal to the Initial Amount; (2) interest at the Applicable Rate; and (3) payments made thereon equal to all actual interest and principal payments made on account of the Contract Receivables, including, without limitation, regular payments, prepayments and casualty payments, other than the Contract Receivable made by Newkirk Sablemart L.P. assuming in the case of each such payment that the payment is applied first to current interest (at the Applicable Rate) on the hypothetical loan balance and then to principal amortization.

          (b) If NK-CR, Holdings or T-Two Partners elects to retain ownership of the Excluded Assets, the MLP Call Option Exercise Price shall be reduced by an amount equal to the minimum amount for which the Contract Receivables represented by the Excluded Assets could be satisfied in full on the MLP Call Option Closing Date pursuant to and in accordance with their existing terms.

          (c) If the Master Partnership elects to acquire all of the interests in T-Two Partners in connection with its exercise of the MLP Call Option and the Master Partnership agrees to assume the obligations, if any, of T-Two Partners under the Applicable Loan, and the lender under any such Applicable Loan agrees to permit such assumption and release all then existing guarantors of the Applicable Loan from their guarantees, if any, the MLP Call Option Exercise Price shall be reduced (but not below zero) by the outstanding amount due on the Applicable Loan. If the Master Partnership elects to not assume the Applicable Loan or the lender under the Applicable Loan does not permit the Master Partnership to assume the Applicable Loan or release the existing guarantors of the Applicable Loan from their obligations, then T-Two Partners shall cause such Applicable Loan to be satisfied prior to or simultaneously with the MLP Call Option Closing.

          (d) As used herein, the following terms shall have the following meanings:

                  (i) "Applicable Loan" shall mean any loan or loans payable by T-Two Partners to a third party lender from time to time during the term hereof secured by the assets of T-Two Partners, including, without limitation, the loan made to T-Two Partners pursuant to the Fleet Loan Agreement.

                  (ii) "Applicable Rate" means the net rate of interest from time to time paid by T-Two Partners under any Applicable Loan based on the actual out-of-pocket interest payments by T-Two Partners thereunder, after taking into account all interest rate swap or hedge agreements, if any. For example purposes only, if the principal amount owed by T-Two on a Applicable Loan was $200,000,000 and the annual interest payment due thereon was $15,000,000 (7.5%) but T-Two Partners paid a fixed rate of 7% for the same period pursuant to an interest rate swap or hedge agreement, then the Adjusted Applicable Rate for such period would be 7%.

                  (iii) "Initial Amount" shall mean $316,526,572.73.

                                  ARTICLE II.

                                 LINE OF CREDIT

         Section 2.01 Line of Credit T-Two Partners hereby grants to the Master Partnership a line of credit (the "LINE OF CREDIT") on the terms and conditions set forth in that certain Revolving Credit Agreement (the "REVOLVING CREDIT AGREEMENT"), dated as of the date hereof, between T-Two Partners, as lender, and the Master Partnership, as borrower, a copy of which is annexed hereto as Exhibit A.

                                  ARTICLE III.

                                    GUARANTY

         Section 3.01 Guaranty of T-Two Obligations. In consideration for amending the Put-Call Agreement and issuing the Line of Credit, the Master Partnership agrees to guaranty to Fleet the payment obligations of T-Two Partners under the Fleet Loan Agreement pursuant to a Guaranty in the form annexed hereto as Exhibit B (the "GUARANTY").

         Section 3.02 Reimbursement Agreement. In consideration for the Guaranty, the Master Partnership and T-Two Partners shall enter into a Reimbursement Agreement, specifying the rights and obligations of the parties in the event that the Master Partnership is required to make any payments on account of the Guaranty, in the form annexed hereto as Exhibit C (the "Reimbursement Agreement").

                                  ARTICLE IV.

      REPRESENTATIONS AND WARRANTIES OF NK-CR, HOLDINGS AND T-TWO PARTNERS

         Each of NK-CR, Holdings and T-Two Partners hereby represents and warrants, jointly and severally, to the Master Partnership as follows:

         Section 4.01 Organization, Good Standing and Qualification. Each of NK-CR, Holdings and T-Two Partners is a limited liability company (in the case of NK-CR and Holdings) or a limited partnership (in the case of T-Two Partners) duly organized, validly existing and in good standing under the laws of the State of Delaware and each has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease all of the assets owned or leased by it. Each of NK-CR, Holdings and T-Two Partners is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its respective assets or businesses.

         Section 4.02 Organizational Documents; Ownership of T-Two Partners. NK-CR, Holdings and T-Two Partners have provided to the Master Partnership true and complete copies of the Certificate of Limited Partnership and Limited Partnership Agreement of T-Two Partners as currently in effect. NK-CR is the record and beneficial owner of a 99% interest in T-Two Partners, and Holdings is the record and beneficial owner of a 1% interest in T-Two Partners, and T-Two Partners is the record and beneficial owner of a 100% interest in the Trust Certificates, in each case, free and clear of all liens other than the liens granted to (i) Fleet under an Ownership Pledge and Security Agreement, dated of even date herewith, by NK-CR in favor of Fleet, (ii) Fleet under an Ownership Pledge and Security Agreement, dated of even date herewith, Holdings in favor of Fleet, and (iii) Fleet under a Security Agreement, dated of even date herewith, and a Collateral Assignment, dated of even date herewith, each by T-Two Partners in favor of Fleet. NK-CR is the sole limited partner of T-Two Partners and Holdings is the sole general partner of T-Two Partners.

         Section 4.03 Options or Other Rights. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from T-Two Partners or from NK-CR or Holdings any voting or economic interests in T-Two Partners or any interest in the Trust Certificates, except for this Agreement.

         Section 4.04 No Other Business or Assets. The sole business activity of T-Two Partners is to act as an investment vehicle to own the Trust Certificates. T-Two Partners does not conduct any other business activity and does not own or have any beneficial interest in any asset other than the Trust Certificates. T-Two Partners has no employees.

         Section 4.05 Authority; Enforceability. Each of NK-CR, Holdings and T-Two Partners has full power and authority to enter into this Agreement and all of the other documents contemplated hereby and to consummate the transactions contemplated hereby, including, without limitation, the ability to transfer the Call Asset to the Master Partnership. The execution, delivery and performance by each of NK-CR, Holdings and T-Two Partners of this Agreement and all of the other documents contemplated hereby have been duly authorized by all requisite company or partnership action. This Agreement has been duly executed and delivered by each of NK-CR, Holdings and T-Two Partners and constitutes a valid and binding obligation of each of NK-CR, Holdings and T-Two Partners, enforceable against each of them in accordance with its terms.

         Section 4.06 No Violation; Consents. Neither NK-CR, Holdings nor T-Two Partners is subject to or bound by any portion of:

         (i) any law, statute, rule, regulation or judicial or administrative decisions,

         (ii) any certificate of limited partnership, certificate of formation, limited liability company agreement or limited partnership agreement,

         (iii) any mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

         (iv)     any judgment, order, writ, injunction or decree,

that would prevent or be violated by or that would result in the creation of any Lien as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by either NK-CR, Holdings or T-Two Partners of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of or declaration or filing with any person or entity or any governmental or regulatory body is required for the valid execution, delivery and performance by NK-CR, Holdings or T-Two Partners of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE V.

            REPRESENTATIONS AND WARRANTIES OF THE MASTER PARTNERSHIP

         The Master Partnership represents and warrants to NK-CR, Holdings and T-Two Partners as follows:

         Section 5.01 Organization, Good Standing and Qualification. The Master Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease all of the assets owned or leased by it. The Master Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its assets or business.

         Section 5.02 Organizational Documents. The Master Partnership has provided NK-CR, Holdings and T-Two Partners true and complete copies of the Certificate of Limited Partnership and the Limited Partnership Agreement of the Master Partnership as currently in effect.

         Section 5.03 Authority; Enforceability. The Master Partnership has full limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Master Partnership of this Agreement and all of the other documents contemplated hereby has been duly authorized by all requisite limited partnership action. This Agreement has been duly executed and delivered by the Master Partnership and constitutes a valid and binding obligation of the Master Partnership, enforceable against it in accordance with its terms.

         Section 5.04 No Violation; Consents. The Master Partnership is not subject to or bound by any provision of:

         (i) any law, statute, rule, regulation or judicial or administrative decision,

         (ii) any certificate of limited partnership or limited partnership agreement,

         (iii) any mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

         (iv)     any judgment, order, writ, injunction or decree,

that would prevent or be violated by or that would result in the creation of any Lien as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by the Master Partnership of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of or declaration or filing with any person or entity or any governmental or regulatory body is required for the valid execution, delivery and performance by the Master Partnership of this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VI.

                 COVENANTS OF NK-CR, HOLDINGS AND T-TWO PARTNERS

         Section 6.01 Fulfillment of Conditions. NK-CR, Holdings and T-Two Partners shall cause (i) all of the representations and warranties of NK-CR, Holdings and T-Two Partners contained in Article IV hereof to be true and correct at and as of the time of the MLP Call Option Closing as though such representations and warranties were made at and as of such time (except as otherwise set forth in the proviso contained in Section 8.01) and (ii) all of the conditions to the Master Partnership's obligations set forth in Article VIII of this Agreement to be fulfilled; provided, however, that neither NK-CR, Holdings nor T-Two Partners shall be deemed to be in breach of this Section 6.01 for failing to cause any such representation or warranty to be true and correct at and as of the time of the MLP Call Option Closing or for any such condition to be so fulfilled if to do so would violate applicable law.

                                  ARTICLE VII.

                       COVENANTS OF THE MASTER PARTNERSHIP

         Section 7.01 Fulfillment of Conditions. The Master Partnership shall cause (i) all of its representations and warranties contained in Article V hereof to be true and correct at and as of the time of the MLP Call Option Closing as though such representations and warranties were made at and as of such time and (ii) all of the conditions to NK-CR's, Holdings' and T-Two Partner's obligations set forth in Article IX of this Agreement to be fulfilled; provided, however, that the Master Partnership shall not be deemed to be in breach of this Section 7.01 for failing to cause any such representation or warranty to be true and correct at and as of the time of the Closing or for any such condition to be so fulfilled if to do so would violate applicable law.

                                 ARTICLE VIII.

               CONDITIONS TO THE MASTER PARTNERSHIP'S OBLIGATIONS

         All obligations of the Master Partnership under this Agreement to effect the MLP Call Option Closing are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Master Partnership in its sole discretion:

         Section 8.01 Representations and Warranties True at the Closing Date. The representations and warranties of NK-CR, Holdings and T-Two Partners contained in Article IV hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time; provided, however, that (i) unless the Master Partnership is assuming the Applicable Loan, the Call Asset shall be free and clear of all liens and (ii) the assets of T-Two Partners at the time of the Closing may consist of the Trust Certificates, cash and properties foreclosed on by the Grantor Trust or T-Two Partners which had previously secured any Contract Receivables.

         Section 8.02 NK-CR's, Holdings' and T-Two Partners' Performance. NK-CR, Holdings and T-Two Partners shall have performed and complied with all covenants and agreements on their part required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

         Section 8.03 Certificates. The Master Partnership shall have received
(1) a certificate of the managing member of each of NK-CR and Holdings and a certificate of the general partner of T-Two Partners, dated as of the date of the MLP Call Option Closing, certifying to the fulfillment on the part of NK-CR, Holdings and T-Two Partners of the conditions specified in Sections 8.01 and
8.02 and (2) a certificate of the managing member of each of NK-CR and Holdings and a certificate of the general partner of T-Two Partners, dated as of the date of the MLP Call Option Closing, setting forth the resolutions approving this Agreement and all other documents required hereby and authorizing the transactions contemplated hereby.

         Section 8.04 Removal of Restrictions. NK-CR, Holdings and T-Two Partners shall have caused the termination or elimination of all prohibitions, restrictions or limitations contained in any agreement to which either is a party which prohibits or adversely affects either the transferability of the Option Interests or the Trust Certificates or the ability of NK-CR, Holdings or T-Two Partners to effect the MLP Call Option Closing.

                                  ARTICLE IX.

        CONDITIONS TO NK-CR'S, HOLDINGS' AND T-TWO PARTNERS' OBLIGATIONS

         All obligations of NK-CR, Holdings and T-Two Partners under this Agreement to effect the MLP Call Option Closing are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by NK-CR, Holdings and T-Two Partners in their sole discretion:

         Section 9.01 The Master Partnership's Performance. The Master Partnership shall have performed and complied with all covenants and agreements on its part required by this Agreement to be performed or complied with by them prior to or at the time of the MLP Call Option Closing.

         Section 9.02 Certificates. NK-CR, Holdings and T-Two Partners shall have received (1) a certificate of the general partner of the Master Partnership, dated as of the date of the MLP Call Option Closing, certifying to the fulfillment of the conditions specified in Section 9.01, and (2) a certificate of the general partner of the Master Partnership, dated as of the date of the MLP Call Option Closing, setting forth the resolutions approving this Agreement and all other documents required hereby and authorizing the transactions contemplated hereby.

         Section 9.03 Satisfaction of Amounts Due under the Line of Credit. The Master Partnership shall have satisfied on or before the MLP Option Closing Date all amounts outstanding under the Line of Credit.

         Section 9.04 Guaranty in Effect. The Guaranty shall not have been terminated by the Master Partnership (unless Fleet and T-Two Partners shall have consented thereto).

                                   ARTICLE X.

                              RESTRICTED SECURITIES

         Section 10.01 Call Assets. The Master Partnership acknowledges and agrees that:

                  (a) the offer and sale of the Call Asset to be acquired by the Master Partnership hereunder upon exercise of the MLP Call Option have not been registered under the United States Securities Act of 1933, as amended, or the securities laws of any other jurisdiction;

                  (b) the Call Asset will be acquired by the Master Partnership for its own account and not on behalf of any other person or entity in a manner that would violate, or cause the violation of, the securities laws of any jurisdiction;

                  (c) the Call Asset will be acquired solely for investment and without any present view to, or for sale in connection with, any distribution thereof to any other person or entity; and

                  (d) the Master Partnership has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its acquisition of the Call Asset.

                                  ARTICLE XI.

                                   TERMINATION

              This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with the terms of Section 12.11 hereof:

                  (a) by the unanimous written consent of NK-CR, Holdings, T-Two Partners and the Master Partnership; or

                  (b) by any of such parties if the MLP Call Option Closing shall not have occurred on or before June 30, 2009; provided, however, that the right to terminate this Agreement under this paragraph (b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the MLP Call Option Closing to occur on or prior to the aforesaid date.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         Section 12.01 No Other Relationship; No Alteration of Contracts Receivables. This Agreement shall not constitute any party as the legal representative or agent of any other, nor shall any party have the right or authority to assume, create or incur any liability or obligation, express or implied, in the name of, or on behalf of, any other party. This Agreement is not intended to create and shall not be construed to create, a relationship of partnership, joint venture or association for profit between any of the parties. This Agreement is not in any way intended to alter, and shall not be construed to alter, the terms of the Contract Receivables, which shall remain in full force and effect.

         Section 12.02 Expenses. Each of the parties hereto shall bear its own expenses associated with the negotiation and execution of the Agreement and the consummation of the transactions contemplated hereby including, without limitation, legal and accounting fees and expenses.

         Section 12.03 Amendments; Waivers. The provisions of this Agreement may be amended and each of the parties may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if each of the other parties has consented in writing to such amendment, action or omission. No such consent with respect to any such action or omission shall operate as a consent to, waiver of, or estoppel with respect to, any other or subsequent action or omission. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or at equity.

         Section 12.04 Survival of Representations and Warranties. Regardless of any examinations, inspections or investigations which the parties or their authorized representatives shall have made prior to or on the date of this Agreement or prior to or on the date of the MLP Call Option Closing Date, the representations, warranties and covenants set forth in this Agreement shall survive the exercise of the MLP Call Option for the period of the applicable statue of limitations.

         Section 12.05 No Assignment; Successors and Assigns. No party shall assign any of its rights or obligations under this Agreement without prior written consent of each of the other parties hereto, except that the parties hereto may assign their respective rights under this Agreement to Fleet as security for their respective obligations under the Fleet Loan Agreement and the documents entered into in connection therewith. All agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

         Section 12.06 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         Section 12.07 Descriptive Headings and Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless otherwise indicated, references to Articles and Sections herein are references to Articles and Sections of this Agreement.

         Section 12.08 Governing Law. This Agreement and the rights and duties of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

         Section 12.09 Arbitration. Any dispute arising out of, or relating to, this Agreement or the breach thereof, or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered in any court having jurisdiction and enforcement may be obtained thereon in any such court. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in
Section 11.11.

         Section 12.10 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         Section 12.11 Notices. Any notice pursuant to the terms and conditions of this Agreement shall be in writing and either (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service with delivery receipt required; or (d) sent by facsimile transfer and acknowledged by recipient, and will be deemed to have been given when received by the party to whom addressed. Notices shall be directed as follows:

If to the Master Partnership:          The Newkirk Master Limited Partnership
                                       7 Bulfinch Place
                                       Suite 500
                                       Boston, MA  02114
                                       Facsimile No.: (617) 470-4710

If to NK-CR, Holdings or T-Two Partners:       NK-CR Holdings LLC
                                               Holdings Subsidiary LLC
                                               T-Two Partners, L.P.
                                               7 Bulfinch Place
                                               Suite 500
                                               Boston, MA  02114
                                               Facsimile No.: (617) 570-4710

Any party may change its address or the person to notify by a notice delivered in accordance with this Section 12.11.

         Section 12.12 Costs of Enforcement. In any action brought to enforce any right of any party to this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including, without limitation, reasonable attorneys' fees).

         Section 12.13 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among the parties with respect thereto.

         Section 12.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                 THE NEWKIRK MASTER LIMITED PARTNERSHIP

                                 By:     MLP GP LLC,
                                         its general partner

                                         By:      Newkirk MLP Corp.,
                                                  its manager

                                                  By:
                                                     ---------------------------
                                                       Peter Braverman
                                                       Executive Vice President

                                 NK-CR HOLDINGS LLC

                                 By:     Newkirk Manager Corp.,
                                         its manager


                                         By:
                                            ------------------------------------
                                              Peter Braverman
                                              Executive Vice President

                                 HOLDINGS SUBSIDIARY LLC

                                 By:     Newkirk Manager Corp.,
                                         its manager


                                         By:
                                            ------------------------------------
                                               Peter Braverman
                                               Executive Vice President

                                 T-TWO PARTNERS, L.P.

                                 By:     Holdings Subsidiary LLC,
                                         its general partner

                                         By:      Newkirk Manager Corp.,
                                                  its manager


                                                  By:
                                                     ---------------------------
                                                       Peter Braverman
                                                       Executive Vice President

                                                                      Schedule 1

                              CONTRACT RECEIVABLES

Autolane Associates Limited Partnership
Caroldale Associates Limited Partnership
Cenland Associates Limited Partnership
Eastgar Associates Limited Partnership
Gamma Associates Limited Partnership
Gocar Associates Limited Partnership
Harpard Associates Limited Partnership
Jayal Associates Limited Partnership
Newkirk 21AT L.P.
Newkirk Alake L.P.
Newkirk Albeau L.P.
Newkirk Allia L.P.
Newkirk Altenn L.P.
Newkirk Alwood L.P.
Newkirk Ateb L.P.
Newkirk Avrem L.P.
Newkirk Basot L.P.
Newkirk Bedcar L.P.
Newkirk Bethplain L.P.
Newkirk Bluff L.P.
Newkirk Boford L.P.
Newkirk Calane L.P.
Newkirk Carlane L.P.
Newkirk Carolion L.P.
Newkirk Clifmar L.P.
Newkirk Colane L.P.
Newkirk Dautec L.P.
Newkirk Daytower L.P.
Newkirk Denport L.P.
Newkirk Elport L.P.
Newkirk Flamont L.P.
Newkirk Gersant L.P.
Newkirk Hazelport L.P.
Newkirk Jackson Street L.P.
Newkirk Jaclane L.P.
Newkirk Jacway L.P.
Newkirk Jameslane L.P.
Newkirk JLE Way L.P.
Newkirk Johab L.P.
Newkirk JVF L.P.
Newkirk Larloosa L.P.
Newkirk Leyden L.P.

Newkirk Liroc L.P.
Newkirk Lybster L.P.
Newkirk Martall L.P.
Newkirk Merday L.P.
Newkirk Mesa L.P.
Newkirk Midlem L.P.
Newkirk Montal L.P.
Newkirk Nevit L.P.
Newkirk Newal L.P.
Newkirk Orper L.P.
Newkirk Pinmar L.P.
Newkirk Pinole L.P.
Newkirk Plecar L.P.
Newkirk Porto L.P.
Newkirk Renlake L.P.
Newkirk Salistown L.P.
Newkirk Sandnord L.P.
Newkirk Seguine L.P.
Newkirk Silward L.P.
Newkirk Simval L.P.
Newkirk Skoob L.P.
Newkirk Spokmont L.P.
Newkirk Sunway L.P.
Newkirk Supergar L.P.
Newkirk Superline L.P.
Newkirk Superwest L.P.
Newkirk Suteret L.P.
Newkirk Texford L.P.
Newkirk Vegpow L.P.
Newkirk Vegrouge L.P.
Newkirk Vengar L.P.
Newkirk Washtex L.P.
Newkirk Wybanco L.P.
Renex Associates Limited Partnership
Taber Associates Limited Partnership

                                                                      Schedule 2

                                 EXCLUDED ASSETS

Autolane Associates Limited Partnership
Caroldale Associates Limited Partnership
Cenland Associates Limited Partnership
Eastgar Associates Limited Partnership
Gamma Associates Limited Partnership
Gocar Associates Limited Partnership
Harpard Associates Limited Partnership
Jayal Associates Limited Partnership
Renex Associates Limited Partnership
Taber Associates Limited Partnership

                                                                       Exhibit A

                           REVOLVING CREDIT AGREEMENT

                                                                       Exhibit B

                                    GUARANTY

                                                                       Exhibit C

                             REIMBURSEMENT AGREEMENT